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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

  The following is a list of the names and jurisdictions of incorporation of the subsidiaries of the Registrant upon the closing of this offering and the Reorganization (as defined in the Registration Statement to which this document is an exhibit):

                           NEW NAME TO BE ADOPTED IN           JURISDICTION OF
   CURRENT NAME            CONNECTION WITH THE REORGANIZATION  INCORPORATION
   ------------            ----------------------------------- ---------------
   Corporate Software      Stream International Europe B.V.    Netherlands
   Europe B.V.
   Stream International    n/a                                 United Kingdom
   (NI) Limited
   Corporate Software      Stream International Securities     Massachusetts
   Securities Corporation  Corporation
   Stream International    Stream International Services Corp. Delaware
   Inc.
   Stream International    n/a                                 Nevada
   Inc.
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